Exhibit 3.1

RESTATED ARTICLES OF INCORPORATION

OF

FLAGSTAR BANCORP, INC.

     Flagstar Bancorp, Inc., a corporation organized and existing under the laws of the State of Michigan (the “Corporation”), hereby certifies as follows:

     1.     The name of the Corporation is Flagstar Bancorp, Inc. The Corporation was originally incorporated under the name “FSSB Holding Corporation”, and the date of filing of its original Articles of Incorporation was October 28, 1993.

     2.     These Restated Articles of Incorporation were duly adopted by the Board of Directors of the Corporation in accordance with Section 642 of the Michigan Business Corporation Act.

     3.     These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation of the Corporation as heretofore amended or supplemented, and there is no material discrepancy between those provisions and the provisions of these Restated Articles of Incorporation.

     4.     The Articles of Incorporation of the Corporation are hereby restated to read as follows:

ARTICLE I

Name

     The name of the corporation is Flagstar Bancorp, Inc. (herein the “Corporation”).

ARTICLE II

Purpose

     The purpose for which the Corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the Michigan Business Corporation Act.

ARTICLE III

Capital Stock

     The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 50,000,000, of which 40,000,000 are to be shares of common stock, $.01 par value per share, and of which 10,000,000 are to be shares of serial preferred stock, $.01 par value per share. The shares may be issued by the Corporation from time to time as approved by the board of directors of the Corporation without the approval of the shareholders except as otherwise provided in this Article III or the rules of a national securities exchange if applicable. The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance and shall not be less than the par value per share. The consideration for the issuance of the shares shall be cash, services rendered, personal property (tangible or intangible), real property, leases of real property or any combination of the foregoing. In the absence of actual fraud in the transaction, the judgment of the board of directors as to the value of such consideration shall be conclusive. Upon payment of such consideration such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

     A description of the different classes and series (if any) of the Corporation’s capital stock, and a statement of the relative powers, designations, preferences and rights of the shares of each class and series (if any) of capital stock, and the qualifications, limitations or restrictions thereof, are as follows:

     A. Common Stock. Except as otherwise required by law or provided in these Articles of Incorporation or in the resolutions of the board of directors creating any class of preferred stock, the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder, except as otherwise expressly set forth in these Articles of Incorporation.

     Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the board of directors.

     In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the common stock in any such event, the full preferential amounts to which they are respectively entitled, the holders of the common stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

     Each share of common stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of common stock of the Corporation, except as otherwise expressly set forth in these Articles of Incorporation.

     B. Serial Preferred Stock. Except as otherwise provided in these Articles of Incorporation, the board of directors of the Corporation is authorized, by resolution or resolutions from time to time adopted, to provide for the issuance of shares of preferred stock in one or more series and to fix and state the powers, designations preferences and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitations or restrictions thereof, including, but not limited to, determination of any of the following:

(1)	the distinctive serial designation for each series and the number of shares constituting such series;

(2)	the dividend rates or the amount of dividends to be paid on the shares of such series, if any, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

(3)	the voting rights, full or limited, if any, of the shares of such series;

(4)	whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions upon which such shares may be redeemed;

(5)	the amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

(6)	whether the shares of such series shall be entitled to the benefits of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

(7)	whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

(8)	the subscription or purchase price and form of consideration for which the shares of such series shall be issued;

(9)	whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock; and

(10)	any other designations, preferences, limitations or rights that are now or hereafter permitted by applicable law and are not inconsistent with the provisions of these Articles of Incorporation.

     Each share of each series of serial preferred stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of the Corporation of the same series, except as otherwise expressly set forth in these Articles of Incorporation.

ARTICLE IV

Registered Office

     The address of the registered office of the Corporation is 2600 Telegraph Road, Bloomfield Hills, Michigan 48302. The name of the Corporation’s registered agent at such address is Albert J. Gladner.

ARTICLE V

Preemptive Rights

     No shareholder of the Corporation shall have, as a matter of right, the preemptive right to purchase or subscribe for shares of any class, now or hereafter authorized, or to purchase or subscribe for other securities or obligations convertible into or exchangeable for such shares or which by warrants or otherwise entitle the holders thereof to subscribe for or purchase any such shares.

ARTICLE VI

Repurchase of Shares

     The Corporation may from time to time, pursuant to authorization by the board of directors of the Corporation and without action by the shareholders, purchase or otherwise acquire shares of any class, bonds, debentures, notes, scrip, warrants, obligations, evidences of indebtedness, or other securities of the Corporation in such manner, upon such terms, and in such amounts as the board of directors shall determine; subject, however, to such limitations or restrictions, if any, as are contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question or as are imposed by law.

ARTICLE VII

Voting for Directors

     There shall be no cumulative voting by shareholders of any class or series in the election of directors of the Corporation.

ARTICLE VIII

Notice for Nominations and Proposals

     A. Nominations for the election of directors and proposals for any new business to be taken up at any annual or special meeting of shareholders may be made by the board of directors of the Corporation or by any shareholder of the Corporation entitled to vote generally in the election of directors. In order for a shareholder of the Corporation to make any such nominations and/or proposals, he shall give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the secretary of the Corporation not fewer than 30 days nor more than 60 days prior to the date of any such meeting; provided, however, that if notice or public disclosure of the meeting is effected fewer than 40 days before the date of the meeting, such written notice shall be delivered or mailed, as prescribed, to the secretary of the Corporation not later than the close of business on the 10th day following the day on which notice of the meeting was mailed to shareholders. Each such notice given by a shareholder with respect to nominations for the election of directors shall set forth (1) the name, age, business address and, if known, residence address of each nominee proposed in such notice; (2) the principal occupation or employment of each such nominee; (3) the number of shares of stock of the Corporation which are beneficially owned by each such nominee; (4) such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended, including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected; and (5) as to the shareholder giving such notice, (a) his name and address as they appear on the Corporation’s books and (b) the class and number of shares of the Corporation which are beneficially owned by such shareholder. In addition, the shareholder making such nomination shall promptly provide any other information reasonably requested by the Corporation.

     B. Each such notice given by a shareholder to the Secretary with respect to business proposals to be brought before a meeting shall set forth in writing as to each matter: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder; and (iv) any material interest of the shareholder in such business. Notwithstanding anything in these Articles of Incorporation to the contrary, no new business shall be conducted at the meeting except in accordance with the procedures set forth in this Article VIII.

     C. The chairman of the annual or special meeting of shareholders may, if the facts warrant, determine and declare to such meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and, if he should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded and laid over for action at the next succeeding special or annual meeting of the shareholders taking place 30 days or more thereafter. This provision shall not require the holding of any adjourned or special meeting of shareholders for the purpose of considering such defective nomination or proposal.

ARTICLE IX

Action by Written Consent of Shareholders

     Notwithstanding any other provision of these Articles of Incorporation or the bylaws of the Corporation, no action required to be taken or that may be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, and the power of shareholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

ARTICLE X

Directors

     A. Number; Vacancies. The number of directors of the Corporation shall be such number, not less than seven nor more than eleven (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation, voting separately as a class), as shall be set forth from time to time in the bylaws. Vacancies in the board of directors of the Corporation, however caused, and newly created directorships shall be filled by the affirmative vote of a majority of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which the director has been chosen expires and when the director’s successor is elected.

     B. Classified Board. The board of directors of the Corporation shall be divided into three classes, which shall be designated Class I, Class II and Class III. Such classes shall be as nearly equal in number as the then total number of directors constituting the entire board of directors shall permit, with the terms of office of all members of one class expiring each year. Subject to the provisions of this Article X, should the number of directors not be equally divisible by three, the excess director or directors shall be assigned to Classes I or II as follows: (i) if there shall be an excess of one directorship over a number equally divisible by three, such extra directorship shall be classified in Class III; and (ii) if there be an excess of two directorships over a number equally divisible by three, one shall be classified in Class III and the other in Class II. At the first annual meeting of shareholders, directors assigned to Class I shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors assigned to Class II shall be elected to hold office for a term expiring at the second succeeding annual meeting, and directors assigned to Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting. At each annual meeting of shareholders following the initial meeting, the successors to the class of directors whose terms expire at such meeting shall be elected to hold office for a term expiring at the third succeeding annual meeting. Notwithstanding the foregoing, the director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the board of directors shall have been abolished by action taken to reduce the size of the board of directors prior to said meeting.

     Should the number of directors of the Corporation be reduced the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph. The board of directors shall designate, by the name of the incumbent(s), the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the Corporation be increased, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph.

     Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the board of directors shall consist of said directors so elected in addition to the number of directors fixed as provided in this Article X. Notwithstanding the foregoing, and except as otherwise may be required by law or by the terms and provisions of the preferred stock of the Corporation, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of shareholders.

ARTICLE XI

Removal of Directors

     Notwithstanding any other provision of these Articles of Incorporation or the bylaws of the Corporation, any director or the entire board of directors of the Corporation may be removed at any time by the affirmative vote of the holders of at least 80 percent of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose. If less than the entire board of directors is to be removed, no one of the directors may be removed if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at any election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he or she is a part. Notwithstanding the foregoing, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the preceding provisions of this Article XI shall not apply with respect to the director or directors elected by such holders of preferred stock.

ARTICLE XII

Indemnification

     The Corporation shall, to the fullest extent now or hereafter permitted by the Michigan Business Corporation Act and other applicable law, indemnify any director, officer, employee or agent of the Corporation who was or is a party to or threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, including any action by or in the right of the Corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or of a subsidiary of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorneys’ fees and disbursements), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. At the discretion of the board of directors, any indemnification hereunder may include payment by the Corporation of expenses incurred in defending an action, suit or proceeding in advance of the final disposition of such action, suit or proceeding if all of the following conditions apply: (a) the person furnishes the Corporation a written affirmation of his good faith belief that he has met the applicable standard of conduct set forth in Sections 561 and 562 of the Michigan Business Corporation Act, (b) the person furnishes the Corporation a written undertaking to repay the advance if it is ultimately determined that he did not meet the applicable standard of conduct, and (c) the board of directors makes a determination that the facts then known to the board would not preclude indemnification under the Michigan Business Corporation Act. The indemnification provided for herein shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation. Any indemnification of a person who was entitled to indemnification after such person ceased to be a director, officer, employee or agent of the Corporation shall inure to the benefit of the heirs, personal representatives and administrators of such person. The indemnification provided by this Article XII shall not be deemed exclusive of any other rights to which any person may be entitled under any contract, bylaw, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding office, except to the extent that such indemnification may be contrary to law. The Corporation may purchase and maintain insurance to protect itself and any present or former director, officer, employee or agent or any person who is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability asserted against him and incurred by him in any such capacity, whether or not the Corporation would have the power to indemnify such person against liability under the Michigan Business Corporation Act.

ARTICLE XIII

Limitation of Directors’ Liability

     A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director’s duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for a violation of Section 551(1) of the Michigan Business Corporation Act, or (iv) for any transaction from which the director derived any improper personal benefit. If the Michigan Business Corporation Act or other Michigan law is amended or enacted after the date of filing of these Articles of Incorporation to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Michigan Business Corporation Act or other Michigan law, as so amended. Any repeal or modification of this Section XIII by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE XIV

Compromise, Arrangement or Plan of Reorganization

     When a compromise or arrangement or a plan of reorganization of the Corporation is proposed between the Corporation and its creditors or any class of them or between the Corporation and its shareholders or any class of them, a court of equity jurisdiction within the State of Michigan, on application of this Corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the Corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, agree to a compromise or arrangement or reorganization of the Corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on the Corporation.

ARTICLE XV

Applicability of Chapter 7A of the
Michigan Business Corporation Act

     The Corporation shall be governed by Chapter 7A of the Michigan Business Corporation Act, MCL 450.1775 et seq. If the Michigan Business Corporation Act is amended following the date of filing of the Restated Articles of Incorporation of the Corporation to repeal Chapter 7A, the Corporation shall be governed following the date of such repeal by the provisions of Chapter 7A as in effect on the date of filing of the Restated Articles of Incorporation.

ARTICLE XVI

Applicability of Chapter 7B of the
Michigan Business Corporation Act

     The Corporation shall be governed by the provisions of Chapter 7B of the Michigan Business Corporation Act, MCL 450.1790 et seq. If the Michigan Business Corporation Act is amended following the date of filing of the Restated Articles of Incorporation of the Corporation to repeal Chapter 7B, the Corporation shall be governed following the date of such repeal by the provisions of Chapter 7B as in effect on the date of filing of the Restated Articles of Incorporation. The Corporation shall have the authority, to the extent and under the conditions provided in Section 799(1) and (2) of the Michigan Business Corporation Act to redeem “control shares” acquired in a “control share acquisition”, as such terms are defined in Chapter 7B.

ARTICLE XVII

Amendment of Bylaws

     In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to adopt, repeal, alter, amend and rescind the bylaws of the Corporation by a vote of two-thirds of the board of directors. The bylaws also may be adopted, repealed, altered, amended or rescinded by the shareholders of the Corporation by the affirmative vote of the holders of at least 80 percent of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting).

ARTICLE XVIII

Amendment of Articles of Incorporation

     The Corporation reserves the right to repeal, alter, amend or rescind any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by law, and all rights conferred on shareholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles VII, VIII, IX, X, XI, XII, XIV, XV, XVI, XVII and this Article XVIII may not repealed, altered, amended or rescinded in any respect unless the same is approved by the affirmative vote of the holders of not less than 80 percent of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) cast at a meeting of the shareholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting); provided that such repeal, alteration, amendment or rescission may be made by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) if the same is first approved by the vote of the greater of (a) two-thirds of the board of directors or (b) a majority of the Continuing Directors, as defined below. The term “Continuing Director” shall mean, for purposes of this Article XVIII, any member of the board of directors of the Corporation who is both (i) unaffiliated with any person or entity that proposes a business combination between any affiliate of such person or entity and the Corporation or any direct or indirect subsidiary thereof and (ii) was a member of the board of directors before such a business combination was proposed to the Corporation, and any successor of a Continuing Director who is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the board of directors.

     IN WITNESS WHEREOF, the Corporation has caused these Restated Articles of Incorporation to be signed by its President and attested by its Secretary, this 7th day of February, 1997.

FLAGSTAR BANCORP, INC.

/s/ Thomas J. Hammond

Thomas J. Hammond
President

ATTEST:

/s/ Mary Kay McGuire

Mary Kay McGuire
Secretary

AMENDMENTS

TO

RESTATED ARTICLES OF INCORPORATION

OF

FLAGSTAR BANCORP, INC.

1.	In 2001, the Board of Directors duly authorized the amendment to the Restated Articles of Incorporation set forth below.

Article IV was amended to delete “2600 Telegraph Road, Bloomfield Hills, Michigan 4830” and insert “5151 Corporate Drive, Troy, Michigan 48098-2639” in its place.

2.	On May 6, 2002, the shareholders of the Corporation duly adopted the amendment to the Restated Articles of Incorporation set forth below.

Article X(B) was deleted in its entirety and the following was inserted in its place:

     “B. Classified Board. The board of directors of the Corporation shall be divided into two classes, which shall be designated Class I and Class II. Such classes shall be as nearly equal in number as the then total number of directors constituting the entire board of directors shall permit, with the terms of office of all members of one class expiring each year. Subject to the provisions of this Article X, should the number of directors not be equally divisible by two, the excess director shall be assigned to Class I. At each annual meeting of shareholders, the successors to the class of directors whose terms expire at such meeting shall be elected to hold office for a term expiring at the second succeeding annual meeting. Notwithstanding the foregoing, the director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the board of directors shall have been abolished by action taken to reduce the size of the board of directors prior to said meeting.

     Should the number of directors of the Corporation be reduced the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph. The board of directors shall designate, by the name of the incumbent(s), the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the Corporation be increased, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph.

     Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the board of directors shall consist of said directors so elected in addition to the number of directors fixed as provided in this Article X. Notwithstanding the foregoing, and except as otherwise may be required by law or by the terms and provisions of the preferred stock of the Corporation, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of shareholders.

3.	On April 22, 2003, the Board of Directors duly adopted the amendment to the Restated Articles of Incorporation set forth below.

The first sentence of Article III was deleted in its entirety and the following was inserted in its place:

     “The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 90,000,000, of which 80,000,000 are to be shares of common stock, $.01 par value per share, and of which 10,000,000 are to be shares of serial preferred stock, $.01 par value per share.”